EXHIBIT 10.4
GUARANTY BY CORPORATION
Minneapolis, Minnesota
August 26, 2008
          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce M&I Marshall & Ilsley Bank, a Wisconsin State banking corporation (herein, with its participants, successors and assigns, called “Bank”), at its option, at any time or from time to time to make loans or extend other accommodations to or for the account of WSI Industries, Inc., a Minnesota corporation (herein called “Borrower”) or to engage in any other transactions with Borrower, the undersigned hereby absolutely and unconditionally guarantees to the Bank the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the debts, liabilities and obligations described as follows:
     The undersigned guarantee(s) to Bank the payment and performance of each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Bank (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all such debts, liabilities and obligations being hereinafter collectively referred to as the “Indebtedness”) without limitation, this Guaranty includes the following described obligations: That certain Promissory Note, Loan Agreement, and Security Agreement executed by Borrower in favor of Bank of even date herewith and any extensions, renewals or replacements thereof (hereinafter referred to as the “Indebtedness”).
     The term “Indebtedness” as used in this guaranty shall not include any obligations entered into between Borrower and Bank after the date hereof (including any extensions, renewals or replacements of such obligations) for which Borrower meets the Bank’s standard of creditworthiness based on Borrower’s own assets and income without the addition of a guaranty, or for which a guaranty is required but Borrower chooses someone other than the joint undersigned to guaranty the obligation.
     The undersigned further acknowledges and agrees with Bank that:
     1. No act or thing need occur to establish the liability of the undersigned hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the undersigned or modify, reduce, limit or release the liability of the undersigned hereunder.
     2. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the undersigned, whether or not all Indebtedness is paid in full, until this guaranty is revoked by written notice actually received by the Bank, and such revocation shall not be effective as to Indebtedness existing or committed for at the time of actual receipt of such notice by the Bank, or as to any renewals, extensions and refinancings thereof. The undersigned represents and warrants to the Bank that the undersigned has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans and financial accommodations resulting in the creation of Indebtedness guaranteed hereby, and that this guaranty is given for a corporate purpose. The undersigned agrees to rely exclusively on the right to revoke this guaranty prospectively as to future transactions by written notice actually received by the Bank if at any time, in the opinion of the directors or officers of the undersigned, the corporate benefits then being received by the undersigned in connection with this guaranty are not sufficient to warrant the continuance of this guaranty as to future Indebtedness. Accordingly, so long as this guaranty is not revoked prospectively in accordance with this guaranty, the Bank may rely conclusively on a continuing warranty, hereby made, that the undersigned continues to be benefited by this guaranty and the Bank shall have no duty to inquire into or confirm the receipt of any such benefits, and this guaranty shall be effective and enforceable by the Bank without regard to the receipt, nature of value of any such benefits.
     3. If the undersigned shall be dissolved or shall be or become insolvent (however defined) then the Bank shall have the right to declare immediately due and payable, and the undersigned will forthwith pay to the Bank, the total amount of all Indebtedness, whether due and payable or unmatured. It the undersigned voluntarily commences or there is commenced involuntarily against the undersigned a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.
     4. The liability of the undersigned hereunder shall be limited to a principal amount of $ UNLIMITED (if unlimited or if no amount is stated, the undersigned shall be liable for all Indebtedness, without any limitation as to amount), plus accrued interest thereon and all attorneys’ fees, collection costs and enforcement expenses referable thereto. Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the liability of the undersigned hereunder. The Bank may apply any sums received by or available to the Bank on account of the Indebtedness from Borrower or any other person (except the undersigned), from their properties, out of any collateral security or from any other source to payment of the excess. Such application of receipts shall not reduce, affect or impair the liability of the undersigned hereunder. If the liability of the undersigned is limited to a stated amount pursuant to this paragraph 4, any payment made by the undersigned under this guaranty shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document, received by the Bank, advising the Bank that such payment is made under this guaranty for such purpose.
     5. The undersigned shall pay or reimburse the Bank for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Bank in connection with the protection, defense or enforcement of this guaranty in any litigation or bankruptcy or insolvency proceedings.
     6. Whether or not any existing relationship between the undersigned and Borrower has been changed or ended and whether or not this guaranty has been revoked, the Bank may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of Indebtedness, without any consent or approval by the undersigned and without any notice to the undersigned. The liability of the undersigned shall not be affected or impaired by any of the following acts or things (which the Bank is expressly authorized to do, or suffer from time to time, both before and after revocation of this guaranty, without notice to or approval by the undersigned): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (iii) any waiver, adjustment, forbearance, compromise or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness, (iv) any full or partial release of, settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable in respect of any Indebtedness; (v) any discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal thereof of substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security; or any release, modification, substitution, discharge, impairment, deterioration, waste or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any Indebtedness or any evidence thereof; (ix) any order of application of any payments or credits upon Indebtedness; (x) any election by the Bank under §1111(b)(2) of the United States Bankruptcy Code.

     7. The undersigned waive(s) any and all defenses, claims and discharges of Borrower, or any other obligor, pertaining to Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, statute of limitations, res judicata, statute of frauds, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any Indebtedness, or any setoff available against the Bank to Borrower or any such other person, whether or not on account of a related transaction. The undersigned expressly agree(s) that the undersigned shall be and remain liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The undersigned shall remain obligated, to the fullest extent permitted by law, to pay such amounts as though the Borrower’s obligations had not been discharged.
     8. The undersigned further agrees that the undersigned shall be and remain obligated to pay Indebtedness even though any other person obligated to pay Indebtedness, including Borrower, has such obligation discharged in bankruptcy or otherwise discharged by law. “Indebtedness” shall include post-bankruptcy petition interest and attorneys’ fees and any other amounts which Borrower is discharged from paying or which do not otherwise accrue to Indebtedness due to Borrower’s discharge, and the undersigned shall remain obligated to pay such amounts as though Borrower’s obligations had not been discharged.
     9. If any payment applied by the Bank to Indebtedness is thereafter set aside, recovered, rescinded of required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.
     10. Until the Indebtedness is irrevocably paid in full, the undersigned waive(s) any claim, remedy or other right which the undersigned may now have or hereafter acquire against Borrower or any other person obligated to pay Indebtedness arising out of the creation or performance of the undersigned’s obligation under this guaranty, including, without limitation, any right of subrogation, contribution, reimbursement, indemnification, exoneration, and any right to participate in any claim or remedy the undersigned may have against the Borrower, collateral, or other party obligated for Borrower’s debts, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.
     11. The undersigned waive(s) presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. The Bank shall not be required first to resort for payment of the Indebtedness to Borrower or other persons or their properties, of first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this guaranty.
     12. The liability of the undersigned under this guaranty is in addition to and shall be cumulative with all other liabilities of the undersigned to the Bank as guarantor or otherwise, without any limitation as to amount unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
     13. The undersigned represents and warrants to the Bank that (i) the undersigned is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this guaranty; (ii) the execution, delivery and performance of this guaranty by the undersigned have been duly authorized by all necessary action of its directors and shareholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or by-laws or any agreement presently biding on it; (iii) this guaranty has been duly executed and delivered by the authorized officers of the undersigned and constitutes its lawful, binding and legally enforceable obligation (subject to the United States Bankruptcy Code and other similar laws generally affecting the enforcement of creditors’ rights); and (iv) the authorization, execution, delivery and performance of this guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.
     14. This guaranty shall be enforceable against each person signing this guaranty, even it only one person signs and regardless of any failure of other persons to sign this guaranty. If there be more than one signer, all agreements and promises herein shall be construed to be, and are hereby declared to be, joint and several in each of every particular and shall be fully binding upon and enforceable against either, any or all the undersigned. This guaranty shall be effective upon delivery to the Bank, without further act, condition or acceptance by the Bank, shall be binding upon the undersigned and the heirs, representatives, successors and assigns of the undersigned and shall inure to the benefit of the Bank and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this guaranty are declared to be severable. Except as authorized by the terms herein, this guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the undersigned and the Bank. This guaranty shall be governed by the laws of the State of Minnesota. The undersigned waive(s) notice of the Bank’s acceptance hereof and waive(s) the right to a trial by jury in any action based on or pertaining to this guaranty.
     15. This guaranty is security agreement dated of even date herewith.
          IN WITNESS WHEREOF, this guaranty has been duly executed by the undersigned the day and year first above written.

TAURUS NUMERIC TOOL, INC., a Minnesota corporation

By:	/s/ Paul D. Sheely
Paul D. Sheely

Its:	Vice President/Chief Financial Officer